EXHIBIT 3(i)





                       GENERAL MOTORS CORPORATION



                                Restated
                      Certificate of Incorporation




                               As Amended
                              June 8, 1998







































                                        i

                           GENERAL MOTORS CORPORATION

                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                   As Amended
                                  June 8, 1998

                                      INDEX

ARTICLE FIRST........................................................ 1

ARTICLE SECOND....................................................... 1

ARTICLE THIRD........................................................ 1

ARTICLE FOURTH....................................................... 2

      DIVISION I:    COMMON STOCK AND CLASS H COMMON STOCK........... 2

            (a)   Dividend Rights.................................... 2
                  (1)  Dividends on Common Stock..................... 3
                  (2)  Dividends on Class H Common Stock............. 3
                  (3)  Discrimination Between Common Stock
                       and Class H Common Stock...................... 3
                  (4)  Available Separate Consolidated Net
                       Income of Hughes.............................. 3
            (b)   Voting Rights...................................... 4
            (c)   Exchangeability.................................... 4
            (d)   Liquidation Rights................................. 7
            (e)   Subdivision or Combination......................... 7

      DIVISION II:     PREFERRED STOCK............................... 8

      DIVISION III:    PREFERENCE STOCK.............................. 9

      DIVISION IV:     MISCELLANEOUS.................................10

ARTICLE FIFTH........................................................10

ARTICLE SIXTH........................................................11

ARTICLE SEVENTH......................................................11

ARTICLE EIGHTH.......................................................12

ARTICLE NINTH........................................................12

APPENDIX A...........................................................14

APPENDIX B...........................................................19

APPENDIX C...........................................................24


                                       ii

                           GENERAL MOTORS CORPORATION

                                Restated
                      Certificate of Incorporation

                               As Amended
                              June 8, 1998

                                     FIRST:

     The name of the Corporation is

                           GENERAL MOTORS CORPORATION


                                     SECOND:

     The registered office of the Corporation shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent in charge thereof is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.


                                     THIRD:

     The nature of the business of the Corporation and the objects and purposes proposed to be transacted, promoted, or carried on by it, are as follows, to-wit:

   (a) To manufacture, buy, sell and deal in automobiles, trucks, cars, boats, flying machines and other vehicles, their parts and accessories, and kindred articles, and generally to conduct an automobile business in all its branches.

   (b) To purchase or otherwise acquire, lease, assign, mortgage, pledge or otherwise dispose of any trade names, trade marks, concessions, inventions, formulae, improvements, processes of any nature whatsoever, copyrights, and letters patent of the United States and of foreign countries, and to accept and grant licenses thereunder.

   (c) To subscribe or cause to be subscribed for, and to purchase or otherwise acquire, hold for investment, sell, assign, transfer, mortgage, pledge, exchange, distribute or otherwise dispose of the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, notes and other evidences of indebtedness of any corporation, stock company or association, now or hereafter existing, and whether created by or under the laws of the State of Delaware, or otherwise; and while owners of any of said shares of capital stock or bonds or other property to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person for that purpose from time to time to the same extent as natural persons might or could do.

   (d) To purchase, hold, sell and reissue the shares of its own capital stock.

   (e) To buy, lease, or otherwise acquire, so far as may be permitted by law, the whole or any part of the business, good-will, and assets of any person, firm, association or corporation (either foreign or domestic) engaged in a business of the same general character as that for which this Corporation is organized.

   (f) To endorse, guarantee and secure the payment and satisfaction of bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations and evidences of indebtedness, and also to guarantee and secure the payment or satisfaction of interest on obligations and of dividends on shares of the capital stock of other corporations; also to assume the whole or any part of the liabilities, existing or prospective, of any person, corporation, firm or association; and to aid in any manner any other person or corporation with which it has business dealings, or whose stocks, bonds, or other obligations are held or are in any manner guaranteed by the Corporation, and to do any other acts and things for the preservation, protection, improvement, or enhancement of the value of such stocks, bonds, or other obligations.

   (g) To engage in any other manufacturing or mercantile business of any kind or character whatsoever, and to that end to acquire, hold, own and dispose of any and all property, assets, stocks, bonds and rights of any and every kind.

   (h) Without in any particular limiting any of the objects and powers of the Corporation, it is hereby expressly declared and provided that the Corporation shall have power to do all things herein before enumerated, and also to issue or exchange stocks, bonds, and other obligations in payment for property purchased or acquired by it, or for any other object in or about its business; to borrow money without limit; to mortgage or pledge its franchises, real or personal property, income and profits accruing to it, any stocks, bonds or other obligations, or any property which may be acquired by it, and to secure any bonds or other obligations by it issued or incurred.

   (i) To carry on any business whatsoever which the Corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its property; to conduct its business in this State, in other States, in the District of Columbia, in the Territories and Colonies of the United States, and in foreign countries; and to hold, purchase, mortgage and convey real and personal property, either in or out of the State of Delaware, and to have and to exercise all the powers conferred by the laws of Delaware upon corporations formed under the act pursuant to and under which this Corporation is formed.


                                     FOURTH:

     The  total  authorized  capital  stock of the  Corporation  is as  follows:
2,706,000,000 shares, of which 6,000,000 shares shall be Preferred Stock, without par value ("Preferred Stock"), 100,000,000 shares shall be Preference Stock, $0.10 par value ("Preference Stock"), and 2,600,000,000 shares shall be Common Stock, of which 2,000,000,000 shares shall be Common Stock, $1 2/3 par value ("Common Stock"), and 600,000,000 shares shall be Class H Common Stock, $0.10 par value ("Class H Common Stock").


DIVISION I:
COMMON STOCK
AND CLASS H COMMON STOCK.

     The Common Stock and the Class H Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article FOURTH. The relative rights, privileges and restrictions of the shares of each class are as follows:

(a) Dividend Rights.

   Subject to the express terms of any outstanding series of Preferred Stock or Preference Stock, dividends may be paid in cash or otherwise upon the Common Stock and the Class H Common Stock out of the assets of the Corporation in the relationship and upon the terms provided for below with respect to each such class:

   (1) Dividends on Common Stock.

   Dividends on Common Stock may be declared and paid only to the extent of the assets of the Corporation legally available for the payment of dividends reduced by an amount equal to the sum of (A) the amount determined by the GM Board to be available for the payment of dividends on the Class H Common Stock as of December 17, 1997 (the "Hughes Transactions Date") plus the paid in surplus attributable to shares of Class H Common Stock issued after the Hughes Transactions Date; and (B) that portion of the earned surplus of the Corporation attributable to the Available Separate Consolidated Net Income of Hughes (as defined in subparagraph (a)(4)) earned since the Hughes Transactions Date. Dividends declared and paid with respect to shares of Common Stock and any adjustments to capital or surplus resulting from either (i) the repurchase or issuance of any shares of Common Stock or (ii) any other reason deemed appropriate by the Board of Directors shall be subtracted from or added to the amount available for the payment of dividends on Common Stock. Subject to the foregoing, the declaration and payment of dividends on the Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.


   (2) Dividends on Class H Common Stock.

   Dividends on the Class H Common Stock may be declared and paid only to the extent of the assets of the Corporation legally available for the payment of dividends reduced by an amount equal to the sum of (A) the amount determined by the GM Board to be available for the payment of dividends on the Common Stock as of the Hughes Transactions Date plus the paid in surplus attributable to shares of Common Stock issued after the Hughes Transactions Date; and (B) the earned surplus of the Corporation earned since the Hughes Transactions Date exclusive of that portion of such earned surplus attributable to the Available Separate Consolidated Net Income of Hughes earned since the Hughes Transactions Date. Dividends declared and paid with respect to shares of Class H Common Stock and any adjustments to capital or surplus resulting from either (i) the repurchase or issuance of any shares of Class H Common Stock or (ii) any other reason deemed appropriate by the Board of Directors shall be subtracted from or added to the amount available for the payment of dividends on Class H Common Stock. Subject to the foregoing, the declaration and payment of dividends on the Class H Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.

   (3) Discrimination Between Common Stock and Class H Common Stock.

   The Board of Directors, subject to the provisions of subparagraphs (a)(1) and
(a)(2), may, in its sole discretion, declare dividends payable exclusively to the holders of Common Stock, exclusively to the holders of Class H Common Stock or to the holders of both such classes in equal or unequal amounts, notwithstanding the respective amounts available for dividends to each class, the respective voting and liquidation rights of each class, the amount of prior dividends declared on each class or any other factor.

   (4) Available Separate Consolidated Net Income of Hughes.

   The "Available Separate Consolidated Net Income of Hughes" shall mean the separate net income of Hughes Electronics Corporation, its subsidiaries and successors after the Hughes Transactions Date ("Hughes") on a consolidated basis, determined in accordance with generally accepted accounting principles, without giving effect to any adjustment which would result from accounting for the acquisition of Hughes Aircraft Company by the Corporation using the purchase method, calculated for each quarterly accounting period and multiplied by a fraction, the numerator of which shall be the weighted average number of shares of Class H Common Stock outstanding during such accounting period and the denominator of which shall initially be 399,914,626; provided, that such fraction shall in no event be greater than one. The denominator of the foregoing fraction shall be adjusted from time to time as deemed appropriate by the Board of Directors of the Corporation (i) to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Class H Common Stock and stock dividends payable in shares of Class H Common Stock to holders of Class H Common Stock, (ii) to reflect the fair market value of contributions of cash or property by the Corporation to Hughes or of cash or property of the Corporation to, or for the benefit of, employees of Hughes in connection with employee benefit plans or arrangements of the Corporation or any of its subsidiaries, (iii) to reflect the number of shares of capital stock of the Corporation contributed to, or for the benefit of, employees of Hughes in connection with benefit plans or arrangements of the Corporation or any of its subsidiaries, (iv) to reflect payments by Hughes to the Corporation of amounts applied to the repurchase by the Corporation of shares of Class H Common Stock, and (v) to reflect the number of shares of Class H Common Stock repurchased by Hughes and no longer outstanding; provided, that in the case of adjustments pursuant to clause (iv) or clause (v) above, adjustments shall be made only to the extent that the Board of Directors of the Corporation, in its sole discretion, shall have approved such repurchase of shares by the Corporation or Hughes and, in the case of clause (iv) above, shall declare such payments by Hughes to be applied to such repurchase. Any changes in the numerator or denominator of the foregoing fraction occurring after the end of a quarterly accounting period shall not result in an adjustment to the Available Separate Consolidated Net Income of Hughes for such quarterly accounting period or any prior period. For all purposes, determination of the Available Separate Consolidated Net Income of Hughes shall be in the sole discretion of the Board of Directors of the Corporation and shall be final and binding on all stockholders of the Corporation.

(b) Voting Rights.

   The holders of Common Stock and Class H Common Stock shall vote together as a single class on all matters; provided, however, that (i) the holders of Common Stock voting separately as a class shall be entitled to approve by the vote of a majority of the shares of Common Stock then outstanding any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the rights, powers or privileges of the Common Stock; (ii) the holders of Class H Common Stock voting separately as a class shall be entitled to approve by the vote of a majority of the shares of Class H Common Stock then outstanding any amendment, alteration or repeal of any of the provisions of this Certificate of Incorporation which adversely affects the rights, powers or privileges of the Class H Common Stock; and (iii) any increase in the number of authorized shares of Class H Common Stock shall be subject to approval by both (A) the holders of a majority of the shares of Common Stock and Class H Common Stock then outstanding, voting together as a single class based upon their respective voting rights, and (B) the holders of a majority of the shares of Class H Common Stock then outstanding, voting separately as a class. Subject to adjustment pursuant to paragraph (e) hereof, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the stock transfer books of the Corporation; and each holder of Class H Common Stock shall be entitled to the Class H Portion (as defined below) of a vote, in person or by proxy, for each share of Class H Common Stock standing in his name on the stock transfer books of the Corporation. For purposes of this paragraph (b) and paragraph (d) of Division I of this Article FOURTH, "Class H Portion" shall mean the greater of (x) 0.50 and (y) an amount, rounded to the nearest one-tenth, equal to (i) the average of the Closing Prices (as defined in subparagraph
(c)(5)) of a share of Class H Common Stock during the period of twenty (20) consecutive trading days beginning on January 5, 1998 divided by (ii) the average of the Closing Prices of a share of Common Stock during such period.


(c) Exchangeability.

      (1) After December 31, 2002, the Board of Directors of the Corporation, in its sole discretion and by a majority vote of the directors then in office, may at any time effect a recapitalization of the Corporation by declaring that all of the outstanding shares of Class H Common Stock shall be exchanged for fully paid and nonassessable shares of Common Stock in accordance with the Exchange Rate (as defined in subparagraph (c)(4)).

      (2) In the event of the sale, transfer, assignment or other disposition by the Corporation of Substantially All of the Business of Hughes (as defined in subparagraph (c)(3)) to a person, entity or group of which the Corporation is not a majority owner (whether by merger, consolidation, sale of assets or stock, liquidation, dissolution, winding up or otherwise), effective upon the consummation of such sale, transfer, assignment or other disposition and automatically without any action on the part of the Corporation or its Board of Directors or on the part of the holders of shares of Class H Common Stock, the Corporation shall be recapitalized and all outstanding shares of Class H Common Stock shall be exchanged for fully paid and nonassessable shares of Common Stock at the Exchange Rate.

     (3) For purposes of subparagraph (c)(2) of this subparagraph (c) of Division I of this Article FOURTH, the term "Substantially All of the Business of Hughes" shall mean 80% or more of the business of Hughes, based on the fair market value of the assets, both tangible and intangible, of Hughes as of the time that the proposed transaction is approved by the Board of Directors of the Corporation.

      (4) For purposes of this paragraph (c) of Division I of this Article FOURTH, the term "Exchange Rate" applicable to the Class H Common Stock shall mean the number of shares of Common Stock for which each share of Class H Common Stock shall be exchangeable pursuant to subparagraphs (c)(1) and (c)(2), as the case may be, of this paragraph (c) determined as follows: Each share of Class H Common Stock shall be exchangeable for such number of shares of Common Stock (calculated to the nearest five decimal places) as is determined by dividing (A) the product resulting from multiplying (i) the Average Market Price Per Share (as defined in subparagraph (c)(5)) of such Class H Common Stock by (ii) 1.2, by
(B) the Average Market Price Per Share of Common Stock.

        (5) For purposes of this paragraph (c) of Division I of this Article FOURTH, the "Average Market Price Per Share" of Common Stock or Class H Common Stock, as the case may be, shall mean the average of the Closing Prices of a share of such Common Stock or Class H Common Stock for the fifteen (15) consecutive trading days ending one (1) trading day prior to either (A) in the case of an exchange pursuant to subparagraph (c)(1), the date the Exchange Notice (as defined in subparagraph (c)(8)) is mailed or (B) in the case of an exchange pursuant to subparagraph (c)(2), the date of the public announcement by the Corporation or one of its subsidiaries of the first to occur of the following: that the Corporation or one of its subsidiaries (1) has entered into an agreement in principle with respect to such transaction or (2) has entered into a definitive agreement with respect thereto. For purposes of this paragraph
(c) of Division I of this Article FOURTH, the "Closing Price" of a share of Common Stock or Class H Common Stock for each day shall mean the closing sales price therefor as reported in The Wall Street Journal or, if not reported therein, as reported in another newspaper of national circulation chosen by the Board of Directors of the Corporation or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way on the New York Stock Exchange, or if the Common Stock or Class H Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on the largest principal national securities exchange on which such stock is then listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, then the last reported sale prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if such sale prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such bid and asked prices shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or, in all other cases, an appraised market value furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors or the Finance Committee of the Corporation for that purpose.

     (6) No fraction of a share of Common Stock shall be issued in connection with the exchange of shares of Class H Common Stock into Common Stock, but in lieu thereof, each holder of Class H Common Stock who would otherwise be entitled to a fractional interest of a share of Common Stock shall, upon surrender of such holder's certificate or certificates (if any) representing shares of Class H Common Stock, be entitled to receive a cash payment (without interest) (the "Fractional Payment") equal to the product resulting from multiplying (A) the fraction of a share of Common Stock to which such holder would otherwise have been entitled by (B) the Average Market Price Per Share of the Common Stock.

     (7) No adjustments in respect of dividends shall be made upon the exchange of any shares of Class H Common Stock; provided, however, that if the Exchange Date (as defined in subparagraph (c)(8)) with respect to Class H Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto but prior to the payment or distribution thereof, the registered holders of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on the date set for payment of such dividend or other distribution notwithstanding the exchange of such shares or the Corporation's default in payment of the dividend or distribution due on such date.

     (8) At such time or times as the Corporation exercises its right to cause all of the shares of Class H Common Stock to be exchanged for Common Stock in accordance with subparagraph (c)(1) of this paragraph (c) of Division I of this Article FOURTH and at such time as the Corporation causes the exchange of such Class H Common Stock for Common Stock as a result of a sale, transfer, assignment or other disposition of the type referred to in subparagraph (c)(2) of this paragraph (c), the Corporation shall give notice of such exchange to the holders of Class H Common Stock whose shares are to be exchanged, by mailing by first-class mail a notice of such exchange (the "Exchange Notice"), in the case of an exchange in accordance with subparagraph (c)(1) not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such exchange (the "Exchange Date"), and in the case of an exchange in accordance with subparagraph
(c)(2) as soon as practicable before or after the Exchange Date, in either case to their last addresses as they shall appear upon the Corporation's books. Each such Exchange Notice shall specify the Exchange Date and the Exchange Rate applicable to such exchange, and shall state that issuance of certificates representing, or other evidence of ownership of, Common Stock to be received upon exchange of shares of Class H Common Stock shall be, if such shares of Class H Common Stock are held in certificated form, upon surrender of certificates representing such shares of Class H Common Stock.

     (9) Before any holder of shares of Class H Common Stock who holds such shares in certificated form shall be entitled to receive certificates representing, or other evidence of ownership of, shares of Common Stock for which such shares of Class H Common Stock were exchanged, such holder shall surrender at such office as the Corporation shall specify certificates for such shares of Class H Common Stock duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, unless the Corporation shall waive such requirement. The Corporation will, as soon as practicable after such surrender of any such certificates representing shares of Class H Common Stock, issue and deliver at the office of the transfer agent representing the Common Stock to the person for whose account such shares of Class H Common Stock were so surrendered, or to his nominee or nominees, certificates representing, or other evidence of ownership of, the number of whole shares of Common Stock to which such holder shall be entitled as aforesaid, together with the Fractional Payment, if any.

      (10) From and after the Exchange Date, all rights of a holder of shares of Class H Common Stock which were exchanged for shares of Common Stock shall cease except for the right to receive certificates representing, or other evidence of ownership of, shares of Common Stock together with a Fractional Payment, if any, as contemplated by subparagraphs (c)(6) and (c)(9) of this paragraph (c) and rights to dividends as provided in subparagraph (c)(7); provided, however, that no holder of a certificate which immediately prior to the Exchange Date represented shares of Class H Common Stock shall be entitled to receive any of the foregoing until surrender of such certificate. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Exchange Date, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the Exchange Date applicable to the Class H Common Stock, the Corporation shall, however, be entitled to treat the certificates for Class H Common Stock which have not yet been surrendered for exchange as evidencing the ownership of the number of whole shares of Common Stock for which the shares of Class H Common Stock represented by such certificates shall have been exchanged, notwithstanding the failure to surrender such certificates.

     (11) If any shares of Common Stock are to be issued in a name other than that in which the shares of Class H Common Stock exchanged therefor are registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of such shares of Common Stock in a name other than that of the record holder of the shares of Class H Common Stock exchanged therefor, or shall establish to the satisfaction of the Corporation or its agent that such tax has been paid or is not applicable. Notwithstanding anything to the contrary in this paragraph (c), the Corporation shall not be liable to a holder of shares of Class H Common Stock for any shares of Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (12) At such time as any Exchange Notice is delivered with respect to any shares of Class H Common Stock, or at the time of the Exchange Date, if earlier, the Corporation shall have reserved and kept available, solely for the purpose of issuance upon exchange of the outstanding shares of Class H Common Stock, such number of shares of Common Stock as shall be issuable upon the exchange of the number of shares of Class H Common Stock specified or to be specified in the Exchange Notice, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the exchange of the outstanding shares of Class H Common Stock by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation.

(d) Liquidation Rights.

   In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of Preferred Stock and Preference Stock the full preferential amounts to which they are entitled, the holders of Common Stock and Class H Common Stock shall be entitled to receive the assets of the Corporation remaining for distribution to its stockholders, on a per share basis in proportion to the respective per share liquidation units of such classes. Subject to adjustment pursuant to paragraph (e) hereof, each share of Common Stock and Class H Common Stock shall be entitled to liquidation units of one (1.0) and the Class H Portion, respectively.

(e) Subdivision or Combination.

   (1) If after the Hughes Transactions Date, the Corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock or Class H Common Stock, or pay a stock dividend in shares of any class to holders of that class, the per share voting rights specified in paragraph (b) and the per share liquidation units specified in paragraph (d) of Class H Common Stock relative to Common Stock shall be appropriately adjusted so as to avoid any dilution in the aggregate voting or liquidation rights of any class. Distribution by the Corporation of shares of any class of its common stock as a dividend on any other class of its common stock shall not require an adjustment pursuant to this paragraph (e)(1).

   (2) If after the Hughes Transactions Date, the Corporation shall distribute shares of Class H Common Stock as a dividend (the "Dividend") on Common Stock, then the per share liquidation rights of the classes of common stock set forth in paragraph (d) above, as they may have been previously adjusted, shall be adjusted so that:

      (A) each holder of shares of Class H Common Stock shall be entitled to, with respect to such holder's interest in such Class H Common Stock, the same percentage of the aggregate liquidation units of all shares of the Corporation's common stock immediately after the Dividend as such holder was entitled to with respect to such holder's interest in such Class H Common Stock immediately prior to the Dividend; and

      (B) each holder of shares of Common Stock shall be entitled to, with respect to such holder's interest in Common Stock and all shares of Class H Common Stock issued with respect to such holder's shares of Common Stock, the same percentage of the aggregate liquidation units of all shares of the Corporation's common stock immediately after the Dividend as such holder was entitled to with respect to such holder's interest in Common Stock immediately prior to the Dividend; provided, that any adjustment pursuant to this subparagraph (e)(2)(B) shall be made to the liquidation units of Common Stock.

   In no event will any adjustments be made pursuant to this subparagraph (e)(2) if the adjustment called for herein would reduce the liquidation units of any class of common stock to less than zero.

   (3) The determination of any adjustment required under this paragraph (e) shall be made by the Corporation's Board of Directors; any such determination shall be binding and conclusive upon all holders of shares of all classes of the Corporation's common stock. Following any such determination, the Secretary of the Corporation shall maintain a record of any such adjustment.


DIVISION II:
PREFERRED STOCK.

   A statement of the relative rights of the holders of Preferred Stock and a statement of the limits of variation between each series of Preferred Stock as to rate of dividends and price of redemption and a statement of the voting powers and the designations, powers, privileges and rights, and the qualifications, limits or restrictions thereof of the various series thereof, except so far as the Board of Directors is expressly authorized to fix the same by resolution or resolutions for the various series of the Preferred Stock, are as follows:

   Preferred Stock of the Corporation may be issued in various series as may be determined from time to time by the Board of Directors, each such series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, and all series shall rank equally and be identical in all respects except as to the dividend rate and the amount payable upon the exercise of the right to redeem.

   The dividend on the Preferred Stock of each series shall be such rate as may be fixed by the Board of Directors in the resolution or resolutions providing for the issuance of the Preferred Stock of such series, and as shall be stated on the face or back of the certificates of stock therefor.

   The amount payable on the exercise of the right to redeem Preferred Stock of each series shall be an amount as may be fixed by the Board of Directors in the resolution or resolutions providing for the issuance of the Preferred Stock of such series, and as shall be stated on the face or back of the certificates of stock therefor.

   All other provisions herein set forth in respect of the Preferred Stock of the Corporation shall apply to all the Preferred Stock of the Corporation, irrespective of any variations between the Preferred Stock of the different series.

   The holders of the Preferred Stock shall be entitled to receive cumulative dividends, when and as declared by the Board of Directors, at the rates fixed for the respective series in the Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issuance of the respective series, and no more, payable quarterly on the dates to be fixed by the By-Laws. The periods between such dates commencing on such dates are herein designated as "dividend periods." Dividends on all shares of any one series shall commence to accrue and be cumulative from the first day of the current dividend period within which shares of such series are first issued, but in the event of the issue of additional shares of such series subsequent to the date of the first issue of said shares of such series, all dividends paid on the shares of such series prior to the issue of such additional shares and all dividends declared payable to holders of record of shares of such series of a date prior to such issue shall be deemed to have been paid in respect of the additional shares so issued. Such dividends on the Preferred Stock shall be in preference and priority to any payment on any other class of stock of the Corporation.


   The dividends on the Preferred Stock shall be cumulative and shall be payable before any dividend on the Common Stock or Class H Common Stock or any series of the Preference Stock shall be paid or set apart so that if in any year dividends at the rates determined for the respective series of the Preferred Stock shall not be paid thereon, the deficiency shall be payable before any dividend shall be paid upon or set apart for the Common Stock or Class H Common Stock or any series of the Preference Stock. Dividends shall not be declared and paid on the shares of Preferred Stock of any one series for any dividend period unless dividends have been or are contemporaneously paid or declared and set apart for payment thereof on the shares of Preferred Stock of all series, for all the dividend periods terminating on the same or an earlier date.

   Whenever all cumulative dividends on the Preferred Stock outstanding shall have been paid and a sum sufficient for the payment of the next ensuing quarterly dividend on the Preferred Stock outstanding shall have been set aside from the surplus or net profits, the Board of Directors may declare dividends on the Common Stock or Class H Common Stock or any series of the Preference Stock, payable then or thereafter, out of any remaining surplus or net profits, and no holders of any shares of any series of Preferred Stock, as such, shall be entitled to share therein.

   At the option of the Board of Directors, the Preferred Stock shall be subject to redemption at the amounts fixed for the respective series in the Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issuance of the respective series, together, in the case of each class or series, with accrued dividends on the shares to be redeemed, on any dividend paying date in such manner as the Board of Directors may determine.

   The holders of the Preferred Stock shall not have any voting power whatsoever, except upon the question of selling, conveying, transferring or otherwise disposing of the property and assets of the Corporation as an entirety and except as otherwise required by law.


DIVISION III:
PREFERENCE STOCK.

   The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of Preference Stock from time to time in one or more series of any number of shares, with a distinctive serial designation for each series, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preference Stock authorized by this Article FOURTH, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preference Stock from time to time adopted by the Board of Directors. Subject to said limitations, and provided that each series of Preference Stock shall rank junior to the Preferred Stock with respect to the payment of dividends and distributions in liquidation, each series of Preference Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes of or any other series of the same or any other class or classes of stock of the Corporation or any other issuer, at such price or prices or at such rates of exchange, and with such adjustments;
(f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;
(g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such series of Preference Stock.

   Shares of any series of Preference Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preference Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preference Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preference Stock.

   The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Series B 9 1/8% Preference Stock are set forth in Appendix A hereto and are incorporated herein by reference.

   The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Series D 7.92% Preference Stock are set forth in Appendix B hereto and are incorporated herein by reference.

   The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Series G 9.12% Preference Stock are set forth in Appendix C hereto and are incorporated herein by reference.


DIVISION IV:
MISCELLANEOUS.

   From time to time, the Preferred Stock, the Preference Stock, the Common Stock and the Class H Common Stock may be increased or decreased according to law, and may be issued in such amounts and proportions as shall be determined by the Board of Directors, and as may be permitted by law.

   In the event of any liquidation or dissolution or winding up, whether voluntary or otherwise, of the Corporation, the holders of the Preferred Stock shall be entitled to be paid the redemption price of each series in full, as aforesaid, out of the assets whether capital or surplus, and, in every case, the unpaid dividends accrued on such shares, whether or not earned or declared, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or Class H Common Stock or any series of the Preference Stock; but the holders of such shares shall be entitled to no further participation in such distribution. If the assets distributable on such liquidation, dissolution or winding up shall be insufficient to permit the payment to the holders of the Preferred Stock of the full amount of the redemption price of each series in full as aforesaid and accrued dividends as aforesaid, the said assets shall be distributed pro rata among the holders of the respective series of the Preferred Stock. After all payments are made as aforesaid, any required payments shall be made with respect to the Preference Stock, if any, outstanding, and the remaining assets and funds shall be divided among and paid to the holders of Common Stock and Class H Common Stock pro rata in proportion to the respective per share liquidation units of such classes. The merger or consolidation of the Corporation into or with any other corporation shall not be or be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

   Any Preferred Stock, Preference Stock, Common Stock or Class H Common Stock, authorized hereunder or under any amendment hereof, in the discretion of the Board of Directors, may be issued, except as herein otherwise provided, in payment for property or services, or as bonuses to employees of the Corporation or employees of subsidiary companies, or for other assets or securities including cash, necessary or desirable, in the judgment of the Board of Directors, to be purchased or acquired from time to time for the Corporation, or for any other lawful purpose of the Corporation.

   If it seems desirable so to do, the Board of Directors may from time to time issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends or any voting or other rights of a stockholder of the Corporation, but the Corporation shall from time to time, within such time as the Board of Directors may determine or without limit of time if the Board of Directors so determines, issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect of the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form.

                                     FIFTH:

   The Corporation is to have perpetual existence.


                                     SIXTH:

   The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.


                                    SEVENTH:

   The number of Directors of the Corporation, not less than three, shall be fixed from time to time by the By-Laws and the number may be altered as therein provided. In case of any increase in the number of Directors, the additional Directors shall be elected as provided by the By-Laws, by the Directors, or by the stockholders at an annual or special meeting. In case of any vacancy in the Board of Directors, the remaining Directors, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the Director whose place is vacant and until his successor shall be duly elected and qualified.

   No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

   In furtherance, and not in limitation of the powers conferred by law, the Board of Directors are expressly authorized:

   (a) To make, alter, amend and repeal the By-Laws of the Corporation.

   (b) To remove at any time any officer elected or appointed by the Board of Directors but only by the affirmative vote of a majority of the whole Board of Directors. Any other officer or employee of the Corporation may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by the vote of the Board of Directors.

   (c) To designate, by resolution passed by a majority of the whole Board, two or more of their number to constitute an executive committee, who, to the extent provided in said resolution or in the By-Laws of the Corporation, shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. A majority of such committee shall constitute a quorum for the transaction of business.

   To designate any other standing committees by the affirmative vote of a majority of the whole Board, and such standing committees shall have and may exercise such powers as shall be conferred or authorized by the By-Laws, including the power to cause the seal of the Corporation to be affixed to any papers which may require it.

   (c-1) Every right of action by or on behalf of the Corporation or by any stockholder against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with any bonus, stock option, performance achievement or other incentive plan at any time approved by the stockholders of the Corporation, irrespective of the place where action may be brought and irrespective of the place of residence of any such Director, officer or employee, shall cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises or
(b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the annual meeting of stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the amount of any credit to a reserve for the purpose of any such plan, and the aggregate bonus, performance achievement or other awards, and the aggregate options or other grants, made under any such plan; and every right of action by any employee (past, present or future) against the Corporation arising out of or in connection with any such plan shall, irrespective of the place where action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

   (d) From time to time to fix and to vary the sum to be reserved over and above its capital stock paid in before declaring any dividends; to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in; to fix the time of declaring and paying any dividend, and, unless otherwise provided in this Certificate or in the By-Laws, to determine the amount of any dividend. All sums reserved as working capital or otherwise may be applied from time to time to the acquisition or purchase of its bonds or other obligations or shares of its own capital stock or other property to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient and neither the stocks, bonds, or other property so acquired shall be regarded as accumulated profits for the purpose of declaring or paying dividends unless otherwise determined by the Board of Directors, but shares of such capital stock so purchased or acquired may be resold, unless such shares shall have been retired for the purpose of decreasing the Company's capital stock as provided by law.

   (e) From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

   (f) With the written assent of the holders of two-thirds of its issued and outstanding stock of all classes, without a meeting, or pursuant to the affirmative vote in person or by proxy of the holders of two-thirds of its issued and outstanding stock of all classes, at any meeting, either annual or special, called as provided in the By-Laws, the Board of Directors may sell, convey, assign, transfer or otherwise dispose of, any part or all of the property, assets, rights and privileges of the Corporation as an entirety, for the stock, bonds, obligations or other securities of another corporation of this or of any other State, Territory, Colony or foreign country, or for cash, or partly cash, credit, or property, or for such other consideration as the Board of Directors, in their absolute and uncontrolled discretion, may determine.

   (g) The Corporation may by its By-Laws confer upon the Directors powers and authorities additional to the foregoing and to those expressly conferred upon them by statute.


                                     EIGHTH:

   Both the stockholders and the Directors of the Corporation may hold their meetings and the Corporation may have an office or offices in such place or places outside of the State of Delaware as the By-Laws may provide, and the Corporation may keep its books outside of the State of Delaware except as otherwise provided by law.


                                     NINTH:

   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner, now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                                                      Appendix A

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                        SERIES B 9 1/8% PREFERENCE STOCK
                                       OF
                           GENERAL MOTORS CORPORATION

            Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

   General Motors Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that, in accordance with the provisions of Section 151 of such law and pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors is authorized to issue the Preference Stock, par value $0.10 per share, of the Corporation in one or more series and has authorized the series of Preference Stock hereinafter provided for and established the voting rights thereof and authorized a special committee of the Board of Directors to adopt, and said committee has adopted, the following resolution (which includes the voting powers of such series as authorized by the Board of Directors) creating a series of 11,500,000 shares of Preference Stock, par value $0.10 per share, stated value $100 per share, designated as Series B 9 1/8% Preference Stock (the "Preference Shares"), as follows:

   RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preference Stock of the Corporation be, and hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, are as follows:

   Section 1. Designation. The series of Preference Stock established hereby shall be designated the "Series B 9 1/8% Preference Stock" and the authorized number of Preference Shares shall be 11,500,000 shares.

   Section 2. Dividends. (a) Holders of outstanding Preference Shares will be entitled to receive, subject to the rights of holders of Preferred Stock of the Corporation and of holders of any series of Preference Stock or other class of stock of the Corporation or series thereof ranking senior to the Preference Shares in respect of dividends and distributions, when and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the per share annual rate of 9 1/8% of the per share stated value (equivalent to $9.125 per annum per Preference Share) ("Preferential Dividends"), payable quarterly for each of the quarters ending March, June, September and December of each year, payable in arrears on the first day that is not a legal holiday of each succeeding May, August, November and February, respectively (each such date being hereinafter referred to as a "Preferential Dividend Payment Date"). The first dividend will be paid on February 1, 1992 with respect to the period commencing on the issue date of the Preference Shares and ending on December 31, 1991. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 50 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the Preference Shares shall accrue on a daily basis commencing on the date of issuance of the Preference Shares and accrued dividends for each quarterly dividend period shall accumulate, to the extent not paid, on the Preferential Dividend Payment Date first following the quarter for which they accrue. Preferential Dividends shall accrue whether or not the Corporation shall have earnings, whether or not there shall be funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated dividends shall not bear interest. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Preference Shares for any period longer or shorter than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

                                     - 14

     (b) So long as any Preference Shares shall remain outstanding, no dividend (other than a dividend payable in shares of common stock of any class of the Corporation) shall be declared, nor shall the Corporation make any other distribution or payment or set aside anything of value for distribution or payment on, or redeem, repurchase or otherwise acquire any shares of, the common stock of any class of the Corporation or any other class of stock or series thereof ranking junior to the Preference Shares in the payment of dividends (other than a redemption or purchase of shares of any class of common stock of the Corporation made for purposes of an employee incentive or benefit plan of the Corporation or any of its subsidiaries) unless the full Preferential Dividends, if any, accumulated on all outstanding shares of the Preference Shares through all past Preferential Dividend Payment Dates shall have been paid. No dividend shall be declared on any share or shares of any class of stock of the Corporation or series thereof ranking on a parity with the Preference Shares in respect of payment of dividends for any prior dividend payment period of said parity stock unless there shall have been declared on all shares then outstanding of the Preference Shares, for all dividend payment periods of the Preference Shares terminating with or before such prior dividend payment period of said parity stock, like proportionate dividends determined ratably in proportion to the respective Preferential Dividends accumulated to date on all outstanding Preference Shares and the dividends accumulated on all outstanding shares of said parity stock.

   Section 3. (a) Redemption. The Preference Shares may not be redeemed prior to January 1, 1999. On or after January 1, 1999, the Corporation may, at its option, on not less than 35 nor more than 60 days' notice, redeem the Preference Shares, as a whole or in part, at any time or from time to time, for an amount equal to $100 per Preference Share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. If less than all outstanding Preference Shares are to be redeemed, shares to be redeemed will be selected by the Corporation by lot or pro rata or by any other method determined by the Corporation in its sole discretion to be equitable.

     (b) Cancellation. All Preference Shares redeemed or otherwise acquired by the Corporation as provided in Section 3(a) above shall be retired and thereupon restored to the status of authorized but unissued shares of Preference Stock, par value $0.10 per share, undesignated as to series.

     (c) Notice of Redemption. The Corporation will provide notice, not less than 35 nor more than 60 days prior to the date fixed for redemption, of any call for redemption of Preference Shares to holders of record of the Preference Shares to be redeemed. Such notice may be provided by mailing notice of such redemption, first class postage prepaid, to the holders of record of the Preference Shares at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Preference Shares, or by publishing notice thereof in The Wall Street Journal or The New York Times, or, if neither such newspaper is then being published, any other daily newspaper of national circulation (each, an "Authorized Newspaper"). If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Preference Shares to be redeemed. Each such mailed or published notice shall state, as appropriate: (1) the redemption date; (2) the number of Preference Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for redemption; and (5) that dividends on the Preference Shares to be redeemed will cease to accrue on such redemption date unless default shall be made in providing the funds, at the time and place specified in such notice. The Corporation's obligation to provide funds in accordance with this Section 3 shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit, with a bank or trust company having an office or agency in New York City and having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon redemption of the Preference Shares so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be repaid or released to the Corporation, after which the holder or holders of Preference Shares so called for redemption shall look only to the Corporation for payment of the redemption price. Each holder of Preference Shares called for redemption shall surrender the certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all of the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall have been either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares so to be redeemed (and so as to be and continue to be available therefor) or deposited with a bank or trust company as provided above, then, notwithstanding that the certificates evidencing any Preference Shares so called for redemption shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption shall cease to accrue after the date fixed for redemption and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor. If less than all of the outstanding Preference Shares are to be called for redemption, shares to be redeemed shall be selected by the Corporation from outstanding Preference Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable.

   Section 4. Liquidation Rights. (a) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), after payment or provision for payment has been made of the debts and other liabilities of the Corporation and payment or provision for payment has been made on all amounts required to be paid in respect of all outstanding shares of Preferred Stock and any series of Preference Stock or other class of stock of the Corporation or series thereof ranking senior to the Preference Shares, the holders of Preference Shares shall be entitled to receive, out of the net assets of the Corporation, for each share $100 plus an amount equal to all Preferential Dividends (whether or not declared) accrued and unpaid thereon (including dividends accumulated and unpaid) prior to the date fixed for distribution, and no more. After such amount is paid in full, no further distributions or payments shall be made in respect of Preference Shares, such Preference Shares shall no longer be deemed to be outstanding or be entitled to any other powers, preferences, rights or privileges, including voting rights, and such Preference Shares shall be surrendered for cancellation to the Corporation.

     (b) The full amount payable to the holders of Preference Shares shall be paid before any distribution shall be made to the holders of any class of common stock of the Corporation or any other class of stock or series thereof ranking junior to the Preference Shares with respect to the distribution of assets upon a Liquidation. No payment on account of any Liquidation shall be made to the holders of any class or series of stock ranking on a parity with the Preference Shares in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the holders of the Preference Shares like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding Preference Shares and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution.

     (c) If the assets distributable to the holders of Preference Shares on any Liquidation shall be insufficient to permit the payment to such holders of the full amounts to which they are entitled in such circumstances, then such assets or the proceeds thereof shall be distributed among such holders ratably in proportion to the sums which would be payable to such holders if all such sums were paid in full.

     (d) Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a Liquidation for purposes of this Section 4.

     (e) Written notice of any Liquidation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the holders of record of the Preference Shares at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Preference Shares.

   Section 5. Voting Rights. (a) Except as otherwise provided by paragraphs (b) and (c) of this Section 5 or as required by law, the holders of Preference Shares shall not be entitled to vote on any matter on which the holders of any voting securities of the Corporation shall be entitled to vote.

   (b) So long as any Preference Shares are outstanding, the Corporation shall not amend, alter or repeal any of the provisions of its Certificate of Incorporation or this Certificate so as to alter or change the powers, preferences or special rights of the Preference Shares so as to affect them adversely without the consent of the holders of at least two-thirds of the total number of outstanding Preference Shares, given in person or by proxy, by vote at a meeting called for that purpose or by written consent as permitted by law and the Certificate of Incorporation and By-Laws of the Corporation. For purposes of this paragraph, any such amendment or any resolution or action of the Board of Directors which would create or issue any series of Preference Stock out of the authorized shares of Preference Stock, or which would authorize, create or issue any shares of stock (whether or not already authorized) ranking junior to, on a parity with or senior to the Preference Shares with respect to the payment of dividends and distributions and distributions upon any Liquidation, shall not be considered to affect adversely the rights of the outstanding Preference Shares.

   (c) In the event that the Corporation shall have failed to declare and pay or set apart for payment in full the Preferential Dividends accumulated on the outstanding Preference Shares for any six quarterly dividend payment periods, whether or not consecutive, and all such accumulated preferential dividends remain unpaid (a "Preferential Dividend Default"), the number of directors of the Corporation shall be increased by two and the holders of outstanding Preference Shares, voting together as a class with all other series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to dividends and then entitled to vote on the election of such directors, shall be entitled to elect such two additional directors until the full dividends accumulated on all outstanding Preference Shares have been declared and paid or set apart for payment. Upon the occurrence of a Preferential Dividend Default, the Board of Directors of the Corporation shall within a reasonable period call a special meeting of the holders of Preference Shares and all other holders of a series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to the payment of dividends who are then entitled to participate in the election of such directors for the purpose of electing the additional directors provided by the foregoing provisions; provided that, in lieu of holding such meeting, the holders of record of a majority of the outstanding Preference Shares and all other series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to the payment of dividends who are then entitled to participate in the election of such directors may, by action taken by written consent as permitted by law and the Corporation's Certificate of Incorporation and By-laws, elect such additional directors. If and when all accumulated dividends on the Preference Shares have been declared and paid or set aside for payment in full, the holders of Preference Shares shall be divested of the special voting rights provided by this paragraph, subject to revesting in the event of each and every subsequent Preferential Dividend Default. Upon termination of such special voting rights attributable to all holders of Preference Shares and any other series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to payment of dividends, the term of office of each director elected by the holders of Preference Shares and such junior or parity stock (hereinafter referred to as a "Preference Stock Director") pursuant to such special voting rights shall forthwith terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preference Stock Directors. Any Preference Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding Preference Shares and all other series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to the payment of dividends who were entitled to participate in such Preference Stock Director's election, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and By-laws of the Corporation. So long as a Preferential Dividend Default shall continue, any vacancy in the office of a Preference Stock Director may be filled by written consent of the Preference Stock Director remaining in office or, if none remains in office, by vote of the holders of record of a majority of the outstanding Preference Shares and all other series of Preference Stock ranking on a parity with the Preference Shares with respect to the payment of dividends who are then entitled to participate in the election of such Preference Stock Directors as provided above. As long as a Preferential Dividend Default shall continue, holders of Preference Shares shall not, as such stockholders, be entitled to vote on the election or removal of directors other than Preference Stock Directors, but shall not be divested of any other voting rights provided to such stockholders by law with respect to any other matter to be acted upon by the stockholders of the Corporation.
   Section 6. Miscellaneous. (a) Subject to paragraph (c) of Section 3 above, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three
(3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Corporation, to its offices at 767 Fifth Avenue, New York, New York 10153 (Attention: Secretary) or to the transfer agent for the Preference Shares, as provided by Section 7(e) below, or other agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Preference Shares, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Preference Shares if appropriate); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

   (b) In the event a holder of Preference Shares shall not by written notice designate the name to whom payment upon redemption of Preference Shares should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Preference Shares as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

   (c) All payments in the form of dividends and distributions and distributions upon any Liquidation or otherwise made upon the Preference Shares and any other shares of stock ranking on a parity with the Preference Shares with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Preference Shares and such other shares of stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, payable per share on the Preference Shares and such other shares of stock bear to each other.

   (d) In respect of the payment of dividends and distributions and distributions upon a Liquidation, the Preference Shares shall rank junior to the Preferred Stock of the Corporation, on a parity with the Series H-III Preference Stock, the Series E-I Preference Stock, the Series E-II Preference Stock, the Series E-III Preference Stock and the Series A Conversion Preference Stock, as authorized and existing at the time Preference Shares are first issued and junior to any other series of Preference Stock unless it shall be stated in the resolution or resolutions providing for the issue of such series of Preference Stock that the Preference Shares shall rank senior to or on a parity with such series of Preference Stock.

   (e) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Preference Shares. The initial transfer agent, registrar and dividend disbursing agent for the Preference Shares is First Chicago Trust Company of New York.

                                                                      Appendix B

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                         SERIES D 7.92% PREFERENCE STOCK
                                       OF
                           GENERAL MOTORS CORPORATION

            Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

   General Motors Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that, in accordance with the provisions of Section 151 of such law and pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors is authorized to issue the Preference Stock, par value $0.10 per share, of the Corporation in one or more series and has authorized the series of Preference Stock hereinafter provided for and established the voting rights thereof and authorized a special committee of the Board of Directors to adopt, and said committee has adopted, the following resolution (which includes the voting powers of such series as authorized by the Board of Directors) creating a series of 3,925,000 shares of Preference Stock, par value $0.10 per share, stated value $100 per share, designated as Series D 7.92% Preference Stock (the "Preference Shares"), as follows:

   RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preference Stock of the Corporation be, and hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, are as follows:

   Section 1. Designation. The series of Preference Stock established hereby shall be designated the "Series D 7.92% Preference Stock" and the authorized number of Preference Shares shall be 3,925,000 shares.

   Section 2. Dividends. (a) Holders of outstanding Preference Shares will be entitled to receive, subject to the rights of holders of Preferred Stock of the Corporation and of holders of any series of Preference Stock or other class of stock of the Corporation or series thereof ranking senior to the Preference Shares in respect of dividends and distributions, when and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the per share annual rate of 7.92% of the per share stated value (equivalent to $7.92 per annum per Preference Share) ("Preferential Dividends"), payable quarterly for each of the quarters ending March, June, September and December of each year, payable in arrears on the first day that is not a legal holiday of each succeeding May, August, November and February, respectively (each such date being hereinafter referred to as a "Preferential Dividend Payment Date"). The first dividend will be paid on November 1, 1992 with respect to the period commencing on the issue date of the Preference Shares and ending on September 30, 1992. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 50 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the Preference Shares shall accrue on a daily basis commencing on the date of issuance of the Preference Shares and accrued dividends for each quarterly dividend period shall accumulate, to the extent not paid, on the Preferential Dividend Payment Date first following the quarter for which they accrue. Preferential Dividends shall accrue whether or not the Corporation shall have earnings, whether or not there shall be funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated dividends shall not bear interest. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Preference Shares for any period longer or shorter than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

     (b) So long as any Preference Shares shall remain outstanding, no dividend (other than a dividend payable in shares of common stock of any class of the Corporation) shall be declared, nor shall the Corporation make any other distribution or payment or set aside anything of value for distribution or payment on, or redeem, repurchase or otherwise acquire any shares of, the common stock of any class of the Corporation or any other class of stock or series thereof ranking junior to the Preference Shares in the payment of dividends (other than a redemption or purchase of shares of any class of common stock of the Corporation made for purposes of an employee incentive or benefit plan of the Corporation or any of its subsidiaries) unless the full Preferential Dividends, if any, accumulated on all outstanding shares of the Preference Shares through all past Preferential Dividend Payment Dates shall have been paid. No dividend shall be declared on any share or shares of any class of stock of the Corporation or series thereof ranking on a parity with the Preference Shares in respect of payment of dividends for any prior dividend payment period of said parity stock unless there shall have been declared on all shares then outstanding of the Preference Shares, for all dividend payment periods of the Preference Shares terminating with or before such prior dividend payment period of said parity stock, like proportionate dividends determined ratably in proportion to the respective Preferential Dividends accumulated to date on all outstanding Preference Shares and the dividends accumulated on all outstanding shares of said parity stock.

   Section 3. (a) Redemption. The Preference Shares may not be redeemed prior to August 1, 1999. On or after August 1, 1999, the Corporation may, at its option, on not less than 35 nor more than 60 days' notice, redeem the Preference Shares, as a whole or in part, at any time or from time to time, for an amount equal to $100 per Preference Share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. If less than all outstanding Preference Shares are to be redeemed, shares to be redeemed will be selected by the Corporation by lot or pro rata or by any other method determined by the Corporation in its sole discretion to be equitable.

     (b) Cancellation. All Preference Shares redeemed or otherwise acquired by the Corporation as provided in Section 3(a) above shall be retired and thereupon restored to the status of authorized but unissued shares of Preference Stock, par value $0.10 per share, undesignated as to series.

     (c) Notice of Redemption. The Corporation will provide notice, not less than 35 nor more than 60 days prior to the date fixed for redemption, of any call for redemption of Preference Shares to holders of record of the Preference Shares to be redeemed. Such notice may be provided by mailing notice of such redemption, first class postage prepaid, to the holders of record of the Preference Shares at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Preference Shares, or by publishing notice thereof in The Wall Street Journal or The New York Times, or, if neither such newspaper is then being published, any other daily newspaper of national circulation (each, an "Authorized Newspaper"). If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Preference Shares to be redeemed. Each such mailed or published notice shall state, as appropriate: (1) the redemption date; (2) the number of Preference Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for redemption; and (5) that dividends on the Preference Shares to be redeemed will cease to accrue on such redemption date unless default shall be made in providing the funds, at the time and place specified in such notice. The Corporation's obligation to provide funds in accordance with this Section 3 shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit, with a bank or trust company having an office or agency in New York City and having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon redemption of the Preference Shares so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be repaid or released to the Corporation, after which the holder or holders of Preference Shares so called for redemption shall look only to the Corporation for payment of the redemption price. Each holder of Preference Shares called for redemption shall surrender the certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all of the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall have been either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares so to be redeemed (and so as to be and continue to be available therefor) or deposited with a bank or trust company as provided above, then, notwithstanding that the certificates evidencing any Preference Shares so called for redemption shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption shall cease to accrue after the date fixed for redemption and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor. If less than all of the outstanding Preference Shares are to be called for redemption, shares to be redeemed shall be selected by the Corporation from outstanding Preference Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable.

   Section 4. Liquidation Rights. (a) In the event of a dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), after payment or provision for payment has been made on all amounts required to be paid in respect of all outstanding shares of Preferred Stock and any series of Preference Stock or other class of stock of the Corporation or series thereof ranking senior to the Preference Shares, the holders of Preference Shares shall be entitled to receive, out of the net assets of the Corporation, for each share $100 plus an amount equal to all Preferential Dividends (whether or not declared) accrued and unpaid thereon (including dividends accumulated and unpaid) prior to the date fixed for distribution, and no more. After such amount is paid in full, no further distributions or payments shall be made in respect of Preference Shares, such Preference Shares shall no longer be deemed to be outstanding or be entitled to any other powers, preferences, rights or privileges, including voting rights, and such Preference Shares shall be surrendered for cancellation to the Corporation.

     (b) The full amount payable to the holders of Preference Shares shall be paid before any distribution shall be made to the holders of any class of common stock of the Corporation or any other class of stock or series thereof ranking junior to the Preference Shares with respect to the distribution of assets upon a Liquidation. No payment on account of any Liquidation shall be made to the holders of any class or series of stock ranking on a parity with the Preference Shares in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the holders of the Preference Shares like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding Preference Shares and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution.

     (c) If the assets distributable to the holders of Preference Shares on any Liquidation shall be insufficient to permit the payment to such holders of the full amounts to which they are entitled in such circumstances, then such assets or the proceeds thereof shall be distributed among such holders ratably in proportion to the sums which would be payable to such holders if all such sums were paid in full.

     (d) Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a Liquidation for purposes of this Section 4.

     (e) Written notice of any Liquidation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the holders of record of the Preference Shares at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Preference Shares.

   Section 5. Voting Rights. (a) Except as otherwise provided by paragraphs (b) and (c) of this Section 5 or as required by law, the holders of Preference Shares shall not be entitled to vote on any matter on which the holders of any voting securities of the Corporation shall be entitled to vote.

   (b) So long as any Preference Shares are outstanding, the Corporation shall not amend, alter or repeal any of the provisions of its Certificate of Incorporation or this Certificate so as to alter or change the powers, preferences or special rights of the Preference Shares so as to affect them adversely without the consent of the holders of at least two-thirds of the total number of outstanding Preference Shares, given in person or by proxy, by vote at a meeting called for that purpose or by written consent as permitted by law and the Certificate of Incorporation and By-Laws of the Corporation. For purposes of this paragraph, any such amendment or any resolution or action of the Board of Directors which would create or issue any series of Preference Stock out of the authorized shares of Preference Stock, or which would authorize, create or issue any shares of stock (whether or not already authorized) ranking junior to, on a parity with or senior to the Preference Shares with respect to the payment of dividends and distributions and distributions upon any Liquidation, shall not be considered to affect adversely the rights of the outstanding Preference Shares.

   (c) In the event that the Corporation shall have failed to declare and pay or set apart for payment in full the Preferential Dividends accumulated on the outstanding Preference Shares for any six quarterly dividend payment periods, whether or not consecutive, and all such accumulated preferential dividends remain unpaid (a "Preferential Dividend Default"), the number of directors of the Corporation shall be increased by two and the holders of outstanding Preference Shares, voting together as a class with all other series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to dividends and then entitled to vote on the election of such directors, shall be entitled to elect such two additional directors until the full dividends accumulated on all outstanding Preference Shares have been declared and paid or set apart for payment. Upon the occurrence of a Preferential Dividend Default, the Board of Directors of the Corporation shall within a reasonable period call a special meeting of the holders of Preference Shares and all other holders of a series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to the payment of dividends who are then entitled to participate in the election of such directors for the purpose of electing the additional directors provided by the foregoing provisions; provided that, in lieu of holding such meeting, the holders of record of a majority of the outstanding Preference Shares and all other series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to the payment of dividends who are then entitled to participate in the election of such directors may, by action taken by written consent as permitted by law and the Corporation's Certificate of Incorporation and By-laws, elect such additional directors. If and when all accumulated dividends on the Preference Shares have been declared and paid or set aside for payment in full, the holders of Preference Shares shall be divested of the special voting rights provided by this paragraph, subject to revesting in the event of each and every subsequent Preferential Dividend Default. Upon termination of such special voting rights attributable to all holders of Preference Shares and any other series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to payment of dividends, the term of office of each director elected by the holders of Preference Shares and such junior or parity stock (hereinafter referred to as a "Preference Stock Director") pursuant to such special voting rights shall forthwith terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preference Stock Directors. Any Preference Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding Preference Shares and all other series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to the payment of dividends who were entitled to participate in such Preference Stock Director's election, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and By-laws of the Corporation. So long as a Preferential Dividend Default shall continue, any vacancy in the office of a Preference Stock Director may be filled by written consent of the Preference Stock Director remaining in office or, if none remains in office, by vote of the holders of record of a majority of the outstanding Preference Shares and all other series of Preference Stock ranking on a parity with the Preference Shares with respect to the payment of dividends who are then entitled to participate in the election of such Preference Stock Directors as provided above. As long as a Preferential Dividend Default shall continue, holders of Preference Shares shall not, as such stockholders, be entitled to vote on the election or removal of directors other than Preference Stock Directors, but shall not be divested of any other voting rights provided to such stockholders by law with respect to any other matter to be acted upon by the stockholders of the Corporation.

   Section 6. Miscellaneous. (a) Subject to paragraph (c) of Section 3 above, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three
(3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Corporation, to its offices at 767 Fifth Avenue, New York, New York 10153 (Attention: Secretary) or to the transfer agent for the Preference Shares, as provided by Section 7(e) below, or other agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Preference Shares, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Preference Shares if appropriate); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

   (b) In the event a holder of Preference Shares shall not by written notice designate the name to whom payment upon redemption of Preference Shares should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Preference Shares as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

   (c) All payments in the form of dividends and distributions and distributions upon any Liquidation or otherwise made upon the Preference Shares and any other shares of stock ranking on a parity with the Preference Shares with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Preference Shares and such other shares of stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, payable per share on the Preference Shares and such other shares of stock bear to each other.

   (d) In respect of the payment of dividends and distributions and distributions upon a Liquidation, the Preference Shares shall rank junior to the Preferred Stock of the Corporation, on a parity with the Series H-III Preference Stock, the Series E-I Preference Stock, the Series E-II Preference Stock, the Series E-III Preference Stock, the Series A Conversion Preference Stock, the
Series B Preference Stock and Series C Convertible Preference Stock, as authorized and existing at the time Preference Shares are first issued and junior to any other series of Preference Stock unless it shall be stated in the resolution or resolutions providing for the issue of such series of Preference Stock that the Preference Shares shall rank senior to or on a parity with such series of Preference Stock.

   (e) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Preference Shares. The initial transfer agent, registrar and dividend disbursing agent for the Preference Shares is First Chicago Trust Company of New York.

                                                                      Appendix C


                           CERTIFICATE OF DESIGNATIONS
                                       OF
                         SERIES G 9.12% PREFERENCE STOCK
                                       OF
                           GENERAL MOTORS CORPORATION

            Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

   General Motors Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY that, in accordance with the provisions of Section 151 of such law and pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors is authorized to issue the Preference Stock, par value $0.10 per share, of the Corporation in one or more series and has authorized the series of Preference Stock hereinafter provided for and established the voting rights thereof and authorized a special committee of the Board of Directors to adopt, and said committee has adopted, the following resolution (which includes the voting powers of such series as authorized by the Board of Directors) creating a series of 5,750,000 shares of Preference Stock, par value $0.10 per share, stated value $100 per share, designated as Series G 9.12% Preference Stock (the "Preference Shares"), as follows:

   RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preference Stock of the Corporation be, and hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, are as follows:

   Section 1. Designation. The series of Preference Stock established hereby shall be designated the "Series G 9.12% Preference Stock" and the authorized number of Preference Shares shall be 5,750,000 shares.

   Section 2. Dividends. (a) Holders of outstanding Preference Shares will be entitled to receive, subject to the rights of holders of Preferred Stock of the Corporation and of holders of any series of Preference Stock or other class of stock of the Corporation or series thereof ranking senior to the Preference Shares in respect of dividends and distributions, when and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the per share annual rate of 9.12% of the per share stated value (equivalent to $9.12 per annum per Preference Share) ("Preferential Dividends"), payable quarterly for each of the quarters ending March, June, September and December of each year, payable in arrears on the first day that is not a legal holiday of each succeeding May, August, November and February, respectively (each such date being hereinafter referred to as a "Preferential Dividend Payment Date"). The first dividend will be paid on February 1, 1993 with respect to the period commencing on the issue date of the Preference Shares and ending on December 31, 1992. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 50 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the Preference Shares shall accrue on a daily basis commencing on the date of issuance of the Preference Shares and accrued dividends for each quarterly dividend period shall accumulate, to the extent not paid, on the Preferential Dividend Payment Date first following the quarter for which they accrue. Preferential Dividends shall accrue whether or not the Corporation shall have earnings, whether or not there shall be funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated dividends shall not bear interest. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Preference Shares for any period longer or shorter than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

     (b) So long as any Preference Shares shall remain outstanding, no dividend (other than a dividend payable in shares of common stock of any class of the Corporation) shall be declared, nor shall the Corporation make any other distribution or payment or set aside anything of value for distribution or payment on, or redeem, repurchase or otherwise acquire any shares of, the common stock of any class of the Corporation or any other class of stock or series thereof ranking junior to the Preference Shares in the payment of dividends (other than a redemption or purchase of shares of any class of common stock of the Corporation made for purposes of an employee incentive or benefit plan of the Corporation or any of its subsidiaries) unless the full Preferential Dividends, if any, accumulated on all outstanding shares of the Preference Shares through all past Preferential Dividend Payment Dates shall have been paid. No dividend shall be declared on any share or shares of any class of stock of the Corporation or series thereof ranking on a parity with the Preference Shares in respect of payment of dividends for any prior dividend payment period of said parity stock unless there shall have been declared on all shares then outstanding of the Preference Shares, for all dividend payment periods of the Preference Shares terminating with or before such prior dividend payment period of said parity stock, like proportionate dividends determined ratably in proportion to the respective Preferential Dividends accumulated to date on all outstanding Preference Shares and the dividends accumulated on all outstanding shares of said parity stock.

   Section 3. (a) Redemption. The Preference Shares may not be redeemed prior to January 1, 2001. On or after January 1, 2001, the Corporation may, at its option, on not less than 35 nor more than 60 days' notice, redeem the Preference Shares, as a whole or in part, at any time or from time to time, for an amount equal to $100 per Preference Share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. If less than all outstanding Preference Shares are to be redeemed, shares to be redeemed will be selected by the Corporation by lot or pro rata or by any other method determined by the Corporation in its sole discretion to be equitable.

     (b) Cancellation. All Preference Shares redeemed or otherwise acquired by the Corporation as provided in Section 3(a) above shall be retired and thereupon restored to the status of authorized but unissued shares of Preference Stock, par value $0.10 per share, undesignated as to series.

     (c) Notice of Redemption. The Corporation will provide notice, not less than 35 nor more than 60 days prior to the date fixed for redemption, of any call for redemption of Preference Shares to holders of record of the Preference Shares to be redeemed. Such notice may be provided by mailing notice of such redemption, first class postage prepaid, to the holders of record of the Preference Shares at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Preference Shares, or by publishing notice thereof in The Wall Street Journal or The New York Times, or, if neither such newspaper is then being published, any other daily newspaper of national circulation (each, an "Authorized Newspaper"). If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Preference Shares to be redeemed. Each such mailed or published notice shall state, as appropriate: (1) the redemption date; (2) the number of Preference Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for redemption; and (5) that dividends on the Preference Shares to be redeemed will cease to accrue on such redemption date unless default shall be made in providing the funds, at the time and place specified in such notice. The Corporation's obligation to provide funds in accordance with this Section 3 shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit, with a bank or trust company having an office or agency in New York City and having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon redemption of the Preference Shares so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be repaid or released to the Corporation, after which the holder or holders of Preference Shares so called for redemption shall look only to the Corporation for payment of the redemption price. Each holder of Preference Shares called for redemption shall surrender the certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all of the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall have been either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares so to be redeemed (and so as to be and continue to be available therefor) or deposited with a bank or trust company as provided above, then, notwithstanding that the certificates evidencing any Preference Shares so called for redemption shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption shall cease to accrue after the date fixed for redemption and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor. If less than all of the outstanding Preference Shares are to be called for redemption, shares to be redeemed shall be selected by the Corporation from outstanding Preference Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable.

   Section 4. Liquidation Rights. (a) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), after payment or provision for payment has been made of the debts and other liabilities of the Corporation and payment or provision for payment has been made on all amounts required to be paid in respect of all outstanding shares of Preferred Stock and any series of Preference Stock or other class of stock of the Corporation or series thereof ranking senior to the Preference Shares, the holders of Preference Shares shall be entitled to receive, out of the net assets of the Corporation, for each share $100 plus an amount equal to all Preferential Dividends (whether or not declared) accrued and unpaid thereon (including dividends accumulated and unpaid) prior to the date fixed for distribution, and no more. After such amount is paid in full, no further distributions or payments shall be made in respect of Preference Shares, such Preference Shares shall no longer be deemed to be outstanding or be entitled to any other powers, preferences, rights or privileges, including voting rights, and such Preference Shares shall be surrendered for cancellation to the Corporation.

     (b) The full amount payable to the holders of Preference Shares shall be paid before any distribution shall be made to the holders of any class of common stock of the Corporation or any other class of stock or series thereof ranking junior to the Preference Shares with respect to the distribution of assets upon a Liquidation. No payment on account of any Liquidation shall be made to the holders of any class or series of stock ranking on a parity with the Preference Shares in respect of the distribution of assets upon Liquidation unless there shall likewise be paid at the same time to the holders of the Preference Shares like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding Preference Shares and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution.

     (c) If the assets distributable to the holders of Preference Shares on any Liquidation shall be insufficient to permit the payment to such holders of the full amounts to which they are entitled in such circumstances, then such assets or the proceeds thereof shall be distributed among such holders ratably in proportion to the sums which would be payable to such holders if all such sums were paid in full.

     (d) Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a Liquidation for purposes of this Section 4.

     (e) Written notice of any Liquidation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the holders of record of the Preference Shares at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the Preference Shares.

   Section 5. Voting Rights. (a) Except as otherwise provided by paragraphs (b) and (c) of this Section 5 or as required by law, the holders of Preference Shares shall not be entitled to vote on any matter on which the holders of any voting securities of the Corporation shall be entitled to vote.

   (b) So long as any Preference Shares are outstanding, the Corporation shall not amend, alter or repeal any of the provisions of its Certificate of Incorporation or this Certificate so as to alter or change the powers, preferences or special rights of the Preference Shares so as to affect them adversely without the consent of the holders of at least two-thirds of the total number of outstanding Preference Shares, given in person or by proxy, by vote at a meeting called for that purpose or by written consent as permitted by law and the Certificate of Incorporation and By-Laws of the Corporation. For purposes of this paragraph, any such amendment or any resolution or action of the Board of Directors which would create or issue any series of Preference Stock out of the authorized shares of Preference Stock, or which would authorize, create or issue any shares of stock (whether or not already authorized) ranking junior to, on a parity with or senior to the Preference Shares with respect to the payment of dividends and distributions and distributions upon any Liquidation, shall not be considered to affect adversely the rights of the outstanding Preference Shares.

   (c) In the event that the Corporation shall have failed to declare and pay or set apart for payment in full the Preferential Dividends accumulated on the outstanding Preference Shares for any six quarterly dividend payment periods, whether or not consecutive, and all such accumulated preferential dividends remain unpaid (a "Preferential Dividend Default"), the number of directors of the Corporation shall be increased by two and the holders of outstanding Preference Shares, voting together as a class with all other series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to dividends and then entitled to vote on the election of such directors, shall be entitled to elect such two additional directors until the full dividends accumulated on all outstanding Preference Shares have been declared and paid or set apart for payment. Upon the occurrence of a Preferential Dividend Default, the Board of Directors of the Corporation shall within a reasonable period call a special meeting of the holders of Preference Shares and all other holders of a series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to the payment of dividends who are then entitled to participate in the election of such directors for the purpose of electing the additional directors provided by the foregoing provisions; provided that, in lieu of holding such meeting, the holders of record of a majority of the outstanding Preference Shares and all other series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to the payment of dividends who are then entitled to participate in the election of such directors may, by action taken by written consent as permitted by law and the Corporation's Certificate of Incorporation and By-laws, elect such additional directors. If and when all accumulated dividends on the Preference Shares have been declared and paid or set aside for payment in full, the holders of Preference Shares shall be divested of the special voting rights provided by this paragraph, subject to revesting in the event of each and every subsequent Preferential Dividend Default. Upon termination of such special voting rights attributable to all holders of Preference Shares and any other series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to payment of dividends, the term of office of each director elected by the holders of Preference Shares and such junior or parity stock (hereinafter referred to as a "Preference Stock Director") pursuant to such special voting rights shall forthwith terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preference Stock Directors. Any Preference Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding Preference Shares and all other series of Preference Stock ranking junior to or on a parity with the Preference Shares with respect to the payment of dividends who were entitled to participate in such Preference Stock Director's election, voting as a separate class, at a meeting called for

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such purpose or by written  consent as permitted by law and the  Certificate  of
Incorporation and By-laws of the Corporation. So long as a Preferential Dividend Default shall continue, any vacancy in the office of a Preference Stock Director may be filled by written consent of the Preference Stock Director remaining in office or, if none remains in office, by vote of the holders of record of a majority of the outstanding Preference Shares and all other series of Preference Stock ranking on a parity with the Preference Shares with respect to the payment of dividends who are then entitled to participate in the election of such Preference Stock Directors as provided above. As long as a Preferential Dividend Default shall continue, holders of Preference Shares shall not, as such stockholders, be entitled to vote on the election or removal of directors other than Preference Stock Directors, but shall not be divested of any other voting rights provided to such stockholders by law with respect to any other matter to be acted upon by the stockholders of the Corporation.

   Section 6. Miscellaneous. (a) Subject to paragraph (c) of Section 3 above, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three
(3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Corporation, to its offices at 767 Fifth Avenue, New York, New York 10153 (Attention: Secretary) or to the transfer agent for the Preference Shares, as provided by Section 6(e) below, or other agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Preference Shares, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Preference Shares if appropriate); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

   (b) In the event a holder of Preference Shares shall not by written notice designate the name to whom payment upon redemption of Preference Shares should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Preference Shares as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

   (c) All payments in the form of dividends and distributions and distributions upon any Liquidation or otherwise made upon the Preference Shares and any other shares of stock ranking on a parity with the Preference Shares with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Preference Shares and such other shares of stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, payable per share on the Preference Shares and such other shares of stock bear to each other.

   (d) In respect of the payment of dividends and distributions and distributions upon a Liquidation, the Preference Shares shall rank junior to the Preferred Stock of the Corporation, on a parity with the Series E-I Preference Stock, the Series A Conversion Preference Stock, the Series B Preference Stock, the Series C Convertible Preference Stock and the Series D Preference Stock as authorized and existing at the time Preference Shares are first issued and junior to any other series of Preference Stock unless it shall be stated in the resolution or resolutions providing for the issue of such series of Preference Stock that the Preference Shares shall rank senior to or on a parity with such series of Preference Stock.

   (e) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Preference Shares. The initial transfer agent, registrar and dividend disbursing agent for the Preference Shares is First Chicago Trust Company of New York.






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